EXHIBIT 10.4

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is made as of the 21st day of April, 2003, by and between INDUSTRIAL FABRICATION AND REPAIR, INC., a Tennessee corporation, hereinafter called "Debtor", having offices at 2415 Sycamore Drive, Knoxville, Tennessee 37921, and LESTER E. GANN, an individual, hereinafter called "Secured Party," having an address c/o 2415 Sycamore Drive, Knoxville, Tennessee 37921.

         1. SECURITY INTEREST. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor assigns and grants to the Secured Party a security interest and lien in the Collateral (as hereinafter defined) to secure the payment and the performance of the obligations evidenced by those certain Promissory Notes of even date herewith in the aggregate principal amount of $2,000,000 (the "Obligations").

         2. COLLATERAL. A blanket security interest is granted in all of Debtor's assets, including but not limited to those assets listed on Schedule A attached hereto and incorporated herein by such reference, whether tangible or intangible, now existing or hereafter acquired, including without limitation the following collateral ("Collateral"):

                  A. Any and all accounts and other rights of Debtor to the payment for goods sold or leased or for services rendered whether or not earned by performance, including, without limitation, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, and any and all amounts due to Debtor or other forms of obligations and receivables, now existing or hereafter arising;

                  B. Any and all of Debtors goods held as inventory, whether now owned or hereinafter acquired, including without limitation, any and all such goods held for sale or lease or being processed for sale or lease in Debtor's business, as now or hereafter conducted, including all materials, goods and work in process, finished goods and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, along with all documents (including documents of title) covering such inventory;

                  C. Any and all of Debtor's goods held as equipment, whether now owned or hereinafter acquired, including without limitation, all equipment in which Debtor has any rights, and all accessions thereto and substitutions therefor, and all equipment in which Debtor hereafter acquires any rights, whether in possession of a seller, in transit from seller to Debtor, on Debtor's premises or elsewhere, all contractual rights to purchase equipment, all shipping invoices, bills of lading, and warehouse receipts covering such equipment, and all proceeds of such Collateral, whether the equipment be affixed to realty or not. It is expressly agreed that any equipment affixed to realty shall remain personal property. Debtor agrees not to affix any equipment or realty or allow any equipment to become accessions to goods without prior written consent of the Secured Party, and in no event in such a way that removal would damage the realty or goods;

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                  D. Any and all of Debtor's instruments and other writings of any type which evidence a right to the payment of money, whether now owned or hereafter acquired, including without limitation, negotiable instruments, promissory notes, and documents of title owned or to be owned by Debtor, certificates of deposit, capital stock, and all liens, security agreements, leases and other contracts securing or otherwise relating to any of said instruments or documents;

                  E. Any and all of Debtor's intangible property, whether now owned or hereafter acquired, including without limitation, all patents, trademarks, services marks, web site addresses, copyrights and exclusive licenses, literary rights, contract rights and all documents, applications, materials and other maters related thereto, all inventions, all manufacturing, engineering, design and production plans, drawings, specifications, processes, codes and systems, all trade names, goodwill and all chattel paper, documents and instruments relating to such general intangibles;

                  F. Any and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment now or hereafter added to or used in connection with, and all cash or non-cash proceeds and products of, the Collateral (including, without limitation, all income, benefits and property receivable, received or distributed which results from any of the Collateral, such as dividends payable or distributable in cash, property or stock; insurance distributions of any kind related to the Collateral, including, without limitation, returned premiums, interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral); any and all causes in action of Debtor, whether now existing or hereafter arising, relating directly or indirectly to the Collateral (whether arising in contract, tort or otherwise and whether or not currently in litigation); all certificates of title, manufacturer's statements of origin, other documents, accounts and chattel paper, whether now existing or hereafter arising directly or indirectly from or related to the Collateral; all warranties, wrapping, packaging, advertising and shipping materials used or to be used in connection with or related to the Collateral; all of Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising; and all returned, refused, stopped in transit, or repossessed Collateral;

                  G. The balance of every deposit account of Debtor maintained with any bank or savings and loan and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Debtor and the proceeds of any thereof; and

                  H. All proceeds of Collateral of every kind and nature and in whatever form, including, without limitation, both cash and non-cash proceeds resulting or arising from the rendering of services by Debtor or the sale, lease or other disposition by Debtor of the inventory or other Collateral.

         SCHEDULE A represents a majority of the machinery and equipment presently owned by

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Debtor, but is not meant to be an exhaustive list of all such Collateral presently owned by Debtor nor in any way limit the granting by Debtor to the Secured Party of the blanket security interest in all of its assets pursuant to this Agreement..

         3. DEBTOR'S REPRESENTATIONS AND WARRANTIES. Debtor hereby warrants and agrees that:

                  A. Except for the security interest granted hereby, Debtor is the owner of the Collateral free from any lien, security interest, or encumbrance, except as imposed by law; and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

                  B. No financing statement covering any of the above Collateral or any proceeds thereof is on file in any public office; Debtor authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, a Financing Statement signed only by the Secured Party describing the Collateral in the same manner as it is described herein; and from time to time at the request of the Secured Party, execute one or more Financing Statements and such other documents and Debtor shall pay the cost of filing or recording same in all public offices deemed necessary or desirable by the Secured Party and do such other acts and things, all as the Secured Party may request to establish and maintain a valid security interest in the Collateral (free of all other liens and claims whatsoever) to secure the payment of the Obligations, including, without limitation, deposit with the Secured Party of any certificate of title issuable with respect to any of the Collateral and notation thereon of the security interest hereunder.

                  C. Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein, or offer so to do, other than in the ordinary course of Debtor's business without the prior written consent of the Secured Party.

                  D. At the written request of the Secured Parity, Debtor will at all times keep the Collateral insured against loss, damage, theft, and such other risks as the Secured Party may reasonably require in such amounts and companies and under such policies and in such form, and for such periods, as shall be satisfactory to the Secured Party, and each such policy shall provide that loss thereunder and proceeds payable thereunder shall be payable to the Secured Party (and the Secured Party may apply any proceeds of such insurance which may be received by the Secured Party toward payment of the Obligations, whether or not due, in such order of application as the Secured Party may determine) and each such policy shall provide for twenty (20) days written minimum cancellation notice to the Secured Party; and each such policy shall, if the Secured Party so request, be deposited with the Secured Party; and the Secured Party may act as attorney for Debtor in obtaining, adjusting, settling, and canceling such insurance and endorsing any drafts.

                  E. Debtor shall at all times keep the Collateral free from any lien, security interest, or encumbrance and in good order and repair, ordinary wear and tear excepted, and will not waste or destroy the Collateral or any part thereof; and Debtor will not use other Collateral in violation of any statute or ordinance; and the Secured Party may examine and inspect the Collateral upon reasonable notice wherever located.

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                  F. Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use of operation or upon this agreement or upon any note or notes evidencing the Obligations, or any of them, other than those contested by Debtor in good faith.

                  G. At his option, the Secured Party may, after giving Debtor fifteen (15) days notice and opportunity to cure, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse the Secured Party on demand for any payment made, or any expense incurred, by the Secured Party, pursuant to the foregoing authorization. Until default, Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this agreement and not inconsistent with any policy of insurance thereon.

                  H. Debtor has full power and authority to make this Agreement, and all necessary consents and approvals or any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

                  I. Debtor must promptly give Secured Party written notice of:

                           i. All material actions or suits (at law or in
equity) and of all investigations or proceedings by or before any court, arbitrator or any governmental department, commission, board, bureau, agency or other instrumentality, state, federal or foreign, affecting Debtor or the rights or other properties of Debtor;

                           ii. Any adverse change in the condition (financial or
otherwise) of Debtor; and

                           iii. Any seizure or levy upon any part of any of
Debtor's properties under any process or by a receiver.

         4. DEFAULT.

                  A. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions and Debtor's failure to cure the breach within thirty (30) days after notice;

                           i. failure or omission to pay when due any obligation
(or any installment thereof or interest thereon), or default in the payment or performance of any obligation, covenant, agreement or liability contained or referred to herein;

                           ii. any warranty, representation or statement made or
furnished to the Secured Party by or on behalf of any Debtor proves to have been false in any material respect when made or furnished;

                           iii. loss, theft, substantial damage, or destruction
(unless covered by insurance), sale or encumbrance to or of any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon;

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                           iv. if the Debtor becomes insolvent or unable to pay
its debts as they mature or makes an assignment for the benefit of creditors, or any proceeding is instituted by or against Debtor alleging that Debtor is insolvent or unable to pay its debts as they mature;

                           v. appointment of a receiver for the Collateral or
any thereof; or

                           vi. a "Change of Control" of either the Debtor or
Eline Entertainment Group, Inc., a Nevada corporation ("Eline") which is the parent company of the Debtor, unless the Secured Party shall have waived this particular event of default in writing in advance to its occurrence. For the purposes of this Agreement, the term "Change of Control" shall mean either (i) at any time Eline does not directly or indirectly own at least 51% of the voting securities of the Debtor, or (ii) at any time Yucatan Holding Company, Inc., a Florida corporation and the principal shareholder of Eline, does not directly or indirectly own at least 51% of the voting securities of Eline.

                  B. Upon the occurrence of any such default or at any time thereafter, the Secured Party may, at his option, declare all obligations secured hereby, or any of them (notwithstanding any provisions thereof), immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become and be due and payable without demand or notice (but with such adjustments, if any, with respect to interest or other charges as may be provided for in the promissory note or other writing evidencing such liability), and the Secured Party shall have and may exercise from time to time any and all rights and remedies of a secured party under the Uniform Commercial Code and any and all rights and remedies available to them under any other applicable law; and upon request or demand of the Secured Party; Debtor shall, at its expense, assemble the Collateral and make it available to the Secured Party at a convenient place acceptable to the Secured Party; and Debtor shall promptly pay all costs of the Secured Party of collection of any and all the Obligations, and enforcement of rights hereunder, including reasonable attorneys' fees and legal expenses and expenses of any repairs to any of the Collateral and expenses of any repairs to any realty or to the property to which any of the Collateral may be affixed or be a part. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to any Debtor at the address of Debtor shown at the beginning of this Agreement or at any other address shown on the records of the Secured Party, at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling, or the like, shall include the Secured Party's reasonable attorneys' fees and legal expenses. Upon disposition of any Collateral after the occurrence of any default hereunder or if the Secured Party feel insecure for any reason Debtor shall be and remain liable for any deficiency; and the Secured Party shall account to Debtor for any surplus, but the Secured Party shall have the right to apply all or any part of such surplus (or to hold the same as a reserve against) against all or any of the Obligations, whether or not they, or any of them, be then due, and in such order of application as the Secured Party may from time to time elect.

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         5. Satisfaction of Obligations and Release of Security Interest. At
such time as the Obligations have been satisfied in full, and the Secured Party shall have been reimbursed for any reasonable fees and expenses he incurred as described in this Agreement, this security interest granted hereunder in the Collateral shall be released by the Secured Party and he shall promptly file a Financing Statement evidencing the satisfaction of the release of the Collateral.

         6. Miscellaneous.

                  A. The Secured Party's rights hereunder shall inure to the benefit of his successors and assigns. In the event of any assignment or transfer by the Secured Party of any of the Obligation or the Collateral, the Secured Party thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Secured Party shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred. All representations, warranties and agreements of Debtor shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.

                  B. No delay of the Secured Party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by the Secured Party of any right hereunder or of any default by Debtor shall be binding upon the Secured Party unless in writing, and no failure by the Secured Party to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of the Secured Party as provided for herein or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all other such rights, powers or remedies.

                  C. This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Secured Party and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this Agreement.

                  D. Unless the context indicates otherwise, definitions in the Uniform Commercial Code ("UCC") apply to words and phrases in this Agreement; if UCC definitions conflict, Article 9 definitions apply.

                  E. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Debtor given above, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days

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after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

                  F. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Debtor and the Secured Party. The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

                  G. This Agreement has been delivered in the State of Tennessee and shall be construed in accordance with the laws of that State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The invalidity or unenforceability of any provision to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  H. This agreement shall become effective as of the date of this agreement. All rights of the Secured Party hereunder shall inure to the benefit of his successors and assigns; and all Obligations of Debtor shall bind the heirs, executors, administrators, successors and assigns of Debtor.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the 21st day of April, 2003.

Signed, sealed and delivered in the presence of:


                                        INDUSTRIAL FABRICATION AND REPAIR, INC.,

____________________________            a Tennessee corporation, Debtor
Printed Name:_______________
                                        By: /s/ Lester E. Gann
                                            ------------------
____________________________                Lester E. Gann, President
Printed Name:_______________

____________________________                /s/ Lester E. Gann
                                            ------------------
Printed Name:_______________                Lester E. Gann, Secured Party

____________________________
Printed Name:_______________



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                             SECURED PROMISSORY NOTE

$2,000,000                                                  Knoxville, Tennessee
                                                                  April 21, 2003

         THE UNDERSIGNED, INDUSTRIAL FABRICATION AND REPAIR, INC., a Tennessee corporation ("Maker") whose principal place of business is located at 2415 Sycamore Drive, Knoxville, Tennessee 37921, hereby promises to pay to the order of LESTER E. GANN ("Holder"), at Holder's address c/o 2415 Sycamore Drive, Knoxville, Tennessee 37921, or such other place as Holder from time-to-time may designate in writing, the principal sum of TWO MILLION DOLLARS ($2,000,000), or such lesser amount as shall equal the aggregate unpaid principal amount of all funds advanced the Maker by the Holder in accordance with the terms of this Note, in lawful money of the United States of America in immediately available funds, on the date and in the amounts stated herein and to pay interest on the unpaid principal amount of this Note at such office, in like money and funds, on the dates specified herein. The Maker may, from time to time, borrow, repay and reborrow under the terms of this Note up to but not exceeding the principal amount of this Note upon delivery to Holder of a request of such advance of the proceeds of this Note.

         The Maker hereby promises to pay interest on the unpaid principal balance hereof at a rate seven percent (7%) per annum. Interest shall be accrued daily on the unpaid principal balance hereof and shall be computed on the basis of a 365-day year. Beginning on September 30, 2003, and thereafter payable quarterly on each of December 31, March 31, June 30 and September 30 of each year until the due date of this Note as set forth below, the Maker shall make a payment of interest accrued to the date of such payment. Such payments shall be applied first to interest accrued to the payment date and then to a reduction of principal.

         As collateral security for the payment of this Note, Maker has granted to Holder a security interest and lien in certain Collateral pursuant to that certain Security Agreement of even date herewith, a copy of which is attached hereto as Exhibit A and incorporated herein by such reference (the "Security Agreement"). Subject to the terms and conditions hereof, the principal amount of this Note plus the accrued but unpaid interest thereon shall be due and payable on or before January 1, 2008 and may be paid by Maker delivering to Holder, cash, check, money order or wire transfer in the outstanding principal amount hereof, plus accrued but unpaid interest thereon.

         This Note may be prepaid in whole or in part at any time without premium or penalty. Prepayments shall not effect or vary the duty of Maker to pay all obligations when due, nor shall such prepayments effect or impair the right of Holder to pursue remedies available to it hereunder.

         For purposes hereof, the following shall constitute an event of default ("Event of Default"):

         (a) the failure of Maker to pay the principal amount of, and accrued but unpaid interest on, this Note within thirty (30) days after payment is due; or

         (b) the breach by Maker of any representation or warranty of Maker contained in the Security Agreement or the breach by Maker of any of Maker's obligations under the Security Agreement if Maker fails to cure any such breach within ten (10) days after notice; or

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         (c) the inaccuracy of any representation or warranty of Maker hereunder or the breach by Maker of any of Maker's obligations under this Note if Maker fails to cure the breach within ten (10) days after notice; or

         (d) the insolvency of either Maker or the filing of a petition by or against either Maker under Federal bankruptcy laws; or

         (e) the occurrence of any event of default under the Security
Agreement.

         Upon the occurrence of an Event of Default, the total amount of this Note and all other sums which are (i) then due and unpaid or (ii) thereafter to become due and payable (the "Default Amount") shall become immediately due and payable without notice or demand. In such event, the Holder may forthwith give written notice to Maker, whereupon Holder shall be entitled to the proceeds of such Collateral pursuant to the terms of the Security Agreement. The proceeds of any such Collateral shall be applied first, to the payment of all fees and expenses incurred by Holder as a result of such Event of Default; second, to pay the Default Amount to the extent not previously paid by Maker; and third to pay any excess remaining thereafter to Maker.

         It shall be the obligation of Maker to pay any and all documentary stamp taxes and/or such other taxes that may become due and payable by reason of the execution and delivery of this Note. Maker hereby waives any defense it may have to the payment of this Note arising by reason of the failure to pay any such taxes. Maker further indemnifies and holds Holder harmless from any and all liabilities, damages and/or expenses, including reasonable attorney's fees, arising our of Maker's failure to comply with the provisions of this paragraph.

         Neither any failure of Holder or Maker to exercise nor any delay on the part of the Holder or Maker in exercising any right, remedy, discretion or power granted hereunder shall be or constitute a waiver thereof. The obligations herein set forth shall be binding upon Maker and its legal representatives, successors and assigns, and shall inure to the benefit of Holder and his legal representatives, successors and assigns, and any subsequent holder of this Note. Any notice to be given to Maker or Holder hereunder shall be given by certified mail, return receipt requested, addressed to it at its address set forth herein.

         Maker hereby agrees to pay any and all expenses incurred by Holder, including reasonable attorneys' fees, in enforcing the provisions of this Note.

         This Note is to be governed and interpreted solely in accordance with the laws of the State of Tennessee and may not be modified orally.

                                        INDUSTRIAL FABRICATION AND REPAIR, INC.

                                        By: /s/ Lester E. Gann
                                            ------------------
                                            Lester E. Gann, Director

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